Exhibit 10.1

AMENDED AND RESTATED

BY-LAWS

OF

CALGON CARBON CORPORATION

A Delaware Corporation

(as amended and restated through December 13, 2011)

INDEX

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BY-LAWS

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ARTICLE

I.	STOCKHOLDERS

1.01	Annual Meetings	1
1.02	Special Meetings	1
1.03	Notice of Annual and Special Meetings	1
1.04	Quorum	1
1.05	Voting	2
1.06	Procedure at Stockholder's Meetings	2
1.07	Action Without Meeting	2
1.08	Notice of Stockholder Business and Nominations	3

II.	DIRECTORS

2.01	Number, Election and Term of Office	5
2.02	Annual Meetings	5
2.03	Regular Meetings	5
2.04	Special Meetings	5
2.05	Notice of Annual and Special Meetings	6
2.06	Quorum and Manner of Acting	6
2.07	Action Without Meeting	6
2.08	Participation by Conference Telephone	6
2.09	Resignations	7
2.10	Removal of Directors	7
2.11	Vacancies	7
2.12	Compensation of Directors	7
2.13	Committees	7

1

III.	OFFICERS AND EMPLOYEES

3.01	Executive Officers	8
3.02	Additional Officers; Other Agents and Employees	8
3.03	The Chairman	8
3.04	The President	8
3.05	Chief Operating Officer	9
3.06	Executive Vice President	9
3.07	Senior Vice President	9
3.08	Chief Financial Officer	9
3.09	Chief Administrative Officer	9
3.10	The Vice Presidents	9
3.11	The Secretary and Assistant Secretaries	10
3.12	The Treasurer and Assistant Treasurers	10
3.13	Vacancies	10
3.14	Delegation of Duties	10

IV.	SHARES OF CAPITAL STOCK

4.01	Share Certificates	10
4.02	Transfer of Shares	11
4.03	Transfer Agents and Registrars	11
4.04	Lost, Stolen, Destroyed or Mutilated Certificates	11
4.05	Regulations Relating to Shares	12
4.06	Holders of Record	12
4.07	Fixing of Record Date	12

V.	LOANS, NOTES, CHECKS, CONTRACTS AND OTHER INSTRUMENTS

5.01	Notes, Checks, etc	13
5.02	Execution of Instruments Generally	13
5.03	Proxies in Respect of Stock or Other Securities of Other Corporations	13

VI.	GENERAL PROVISIONS

6.01	Offices	13
6.02	Corporate Seal	13
6.03	Fiscal Year	14

VII.	VALIDATION OF CERTAIN CONTRACTS

7.01		14

VIII.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

8.01	Indemnification	14
8.02	Payment of Indemnification	15
8.03	Exclusivity	15

IX.	AMENDMENTS

9.01		15

BY-LAWS
OF
CALGON CARBON CORPORATION

ARTICLE I

STOCKHOLDERS

Section 1.01        Annual Meetings.  Annual meetings of the stockholders shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and as set forth in the notice of the meeting.

Section 1.02        Special Meetings.  Special meetings of the stockholders may be called at any time, for the purpose or purposes set forth in the call, by the President or the Board of Directors by delivering a written request to the Secretary. At any time, upon the written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than 75 days after receipt of the request, and to give due notice thereof. Special meetings shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and as set forth in the notice of the meeting.

Section 1.03        Notice of Annual and Special Meetings. Except as otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given by or at the direction of the Board of Directors at least 10 or not more than 60 days prior to the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivery of a notice thereof to him personally or by sending a copy thereof through the mail or by overnight courier, charges prepaid, to his address appearing on the records of the Corporation or by electronic transmission, as and to the extent permitted by applicable law. Each such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, shall briefly state the purpose or purposes for which the meeting is called. A written waiver of notice, signed by the person or persons entitled to such notice, whether before or after the date and time fixed for the meeting shall be deemed the equivalent of such notice. Neither the business to be transacted at nor the purpose of the meeting need be specified in a waiver of notice of such meeting.

Section 1.04        Quorum.  A stockholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. At any meeting the presence in person or by proxy of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, except as otherwise expressly provided by law, by the Certificate of Incorporation of the Corporation or by these By-Laws. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting from time to time to such time (not more than 30 days after the next previous adjourned meeting) and place as they may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting; and in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although entitled to cast less than a majority of the votes entitled to be cast on any matter to be considered at the meeting, shall nevertheless constitute a quorum for the purpose of electing directors.

Section 1.05        Voting.  At every meeting of stockholders, each holder of record of issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to vote in person or by proxy and, except where a date has been fixed as the record date for the determination of stockholders entitled to notice of or to vote at such meeting, no holder of record of a share of stock which has been transferred on the books of the Corporation within 10 days next preceding the date of such meeting shall be entitled to notice of or to vote at such meeting in respect of such share so transferred. Resolutions of the stockholders shall be adopted, and any action of the stockholders at a meeting upon any matter shall be taken and be valid, only if at least a majority of the votes cast with respect to such resolutions or matter are cast in favor thereof, except as otherwise expressly provided by law, by the Certificate of Incorporation of the Corporation or by these By-Laws. The Chairman of the Board (if one has been elected and is present) shall be chairman, and the Secretary (if present) shall act as secretary, at all meetings of the stockholders. In the absence of the Chairman of the Board, the President shall be chairman and in the absence of both of them, the chairman shall be designated by the Board of Directors; and in the absence of the Secretary, an Assistant Secretary shall act as secretary of the meeting.

Section 1.06        Procedure at Stockholders' Meetings.  The organization of each meeting of the stockholders, the order of business thereat and all matters relating to the manner of conducting the meetings shall be determined by the chairman in accordance with such regulations, if any, as may from time to time be prescribed by the Board of Directors. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the number of questions or comments that may be by any participant and the time allotted for any such question or comment, or all such questions or comments, in the aggregate. In addition to the foregoing, the chairman may, for any reason and in his sole discretion, adjourn or postpone any meeting of the stockholders at any time and from time to time.

Section 1.07        Action Without Meeting.  Subject to Section 4.07(B), unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such written consent is filed with the minutes of the proceedings of the Corporation's stockholders. Notice of any corporate action taken without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.08        Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1)  Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors), or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who was a stockholder of record at the time of giving of  notice provided for in this Section 1.08(A), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1.08(A).  Nominations of persons for election to the Board of Directors of the Corporation shall exclusively be made by the Board (or a Committee thereof appointed by the Board, including the Corporate Governance Committee), which will consider nominations properly made by stockholders in accordance with the procedures of Section 1.08(A) below.

(2)  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (A)(1) of this Section 1.08, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year's proxy statement for the annual meeting; provided, however, that in the event that the annual meeting is called for a date that is more than 25 days before or more than 60 days after the first anniversary of the preceding year's annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), along with a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholders (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made along with a description of all arrangements or understandings between such stockholder and any other person or persons in connection with the proposal of such business by such stockholder; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons or raise the proposal specified in the notice; and (d) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3)  Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, but subject to Section 2.11 of these By- Laws, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the date of the preceding year's proxy statement for the annual meeting, a stockholder's notice required by this Section 1.08(A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B)  Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors), or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.08(B), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.08(B). Nominations of persons for election to the Board of Directors of the Corporation shall exclusively be made by the Board (or a Committee thereof appointed by the Board, including the Corporate Governance Committee), which will consider nominations properly made by stockholders in accordance with the procedures of Section 1.08(B) below. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may propose for nomination a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 1.08 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

(C)  General.

(1)  Only such persons who are nominated by the Board of Directors, a Committee of the Board or a stockholder of the Corporation in accordance with the procedures set forth in this Section 1.08 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.08. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business   proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.08 and, if any proposed nomination or business is not in compliance with this Section 1.08, to declare that such defective proposal or nomination shall be disregarded.

(2)  For purposes of this Section 1.08, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)  Notwithstanding the foregoing provisions of this Section 1.08, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.08. Nothing in this Section 1.08 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.

ARTICLE II

DIRECTORS

Section 2.01        Number, Election and Term of Office.  The number of directors which shall constitute the full Board of Directors shall be determined by resolution of the board of directors or of the stockholders. The directors shall be classified with respect to their terms of office into three classes, each of which shall consist as nearly as possible of one-third of the total number of directors. The term of office of one class of directors shall expire at each annual meeting of the stockholders, so that at each such meeting the successors to the directors of the class whose term expires at such meeting shall be elected to hold office for a term of three years. If the number of directors is increased, the board of directors shall assign the additional directorships so created among the classes of directors. Each director shall hold office for the term for which he is elected and thereafter until his successor is duly elected or until his prior death, resignation or removal. Directors need not be stockholders. Directors shall be nominated as set forth in Section 1.08.

Section 2.02        Annual Meeting.  Annual Meetings of the Board of Directors shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as shall theretofore have been determined by the Board. At its regular annual meeting, the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year, and may transact any other business.

Section 2.03        Regular Meetings.  Regular meetings of the Board of Directors may be held at such intervals and at such time and place as shall from time to time be determined by the Board. After there has been such determination and notice thereof has been once given to each person then a member of the Board of Directors, regular meetings may be held at such intervals and time and place without further notice being given.

Section 2.04        Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Board, by the Chairman of the Board or by the President to be held on such day and at such time and place as shall be specified by the person or persons calling the meeting.

Section 2.05        Notice of Annual and Special Meetings.  Except as otherwise expressly required by law, notice of the annual meeting of the Board of Directors need not be given. Except as otherwise expressly required by law, notice of every special meeting of the Board of Directors specifying the place, date and time thereof shall be given to each director (i) by being mailed on at least the third day prior to the date of the meeting, (ii) by being given personally or by telephone at least 24 hours prior to the time of the meeting or (iii) by electronic transmission in accordance with applicable law at least 24 hours prior to the time of the meeting, and shall be deemed given at the time specified by applicable law. A written waiver of notice of a special meeting, signed by the person or persons entitled to such notice, whether before or after the date and time stated therein fixed for the meeting, shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express purpose of objecting, when he enters the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.06        Quorum and Manner of Acting.  At all meetings of the Board of Directors, except as otherwise expressly provided by law or by the Certificate of Incorporation of the Corporation or these By-Laws, the presence of a majority of the full Board shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the directors present until a quorum as aforesaid shall be present, but notice of the time and place to which such a meeting is adjourned shall be given to any directors not present (i) by being mailed on at least the third day prior to the date of the reconvened meeting, (ii) by being given personally or by telephone at least 24 hours prior to the time of the reconvened meeting, or (iii) by electronic transmission in accordance with applicable law at least 24 hours prior to the time of the reconvened meeting, and shall be deemed given at the time specified by applicable law. Resolutions of the Board of Directors shall be adopted, and any action of the Board at a meeting upon any matter shall be taken and be valid, only with the affirmative vote of at least a majority of the directors present at the meeting, except as otherwise provided herein. The Chairman of the Board (if one has been elected and is present) shall be chairman, and the Secretary (if present) shall act as secretary, at all meetings of the Board. In the absence of the Chairman of the Board, the President shall be chairman, and in the absence of both of them the directors present shall select a member of the Board of Directors to be chairman; and in the absence of the Secretary, the chairman of the meeting shall designate any person to act as secretary of the meeting.

Section 2.07        Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all members of the Board or such committees, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 2.08        Participation by Conference Telephone.  Members of the Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can speak to and hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 2.09        Resignations.  A director may resign by submitting his written resignation to the Chairman of the Board (if one has been elected) or the Secretary. Unless otherwise specified therein, the resignation of a director need not be accepted to make it effective and shall be effective immediately upon its receipt by such officer or as otherwise specified therein. If the resignation of a director specifies that it shall be effective at some time later than receipt, the resigning director shall be competent to act on all matters before the Board of Directors, including filling the vacancy caused by such resignation until the effective time specified in the resigning director's notice of resignation.

Section 2.10        Removal of Directors.  The entire Board of Directors or any individual director may be removed at any time (a) for cause by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders would then be entitled to cast at a regular annual election of directors, and (b) without cause by the vote of stockholders then entitled to cast at least 75% of such votes, in either case given at a special meeting of the stockholders called for the purpose, whether or not the Corporation's stockholders are then entitled to vote cumulatively in the election of directors. The vacancy or vacancies caused in the Board of Directors by such removal may but need not be filled by the stockholders at such meeting.

Section 2.11        Vacancies.  Any vacancy that shall occur in the Board of Directors by reason of death, resignation, disqualification, removal, increase in the number of directors or any other cause whatsoever shall, unless filled as provided in Section 2.10 of this Article II, be filled by a majority of the remaining numbers of the Board of Directors, whether or not a quorum, and each person so elected shall be a director until his successor is elected by the stockholders at a meeting called for the purpose of electing directors, or until his prior death, resignation or removal. The term of office of any person elected a director pursuant to this Section 2.11 shall expire at the next succeeding annual meeting of the stockholders regardless of the class to which such directorship is assigned pursuant to Section 2.01 and at such annual meeting the stockholders shall elect a director to fill such directorship until the expiration of the remaining term of office of directors of that class.

Section 2.12        Compensation of Directors.  The Corporation may allow compensation to its directors for their services, as determined from time to time by resolution adopted by the Board of Directors.

Section 2.13        Committees.  The Board of Directors may, to the fullest extent permitted by Section 141(c)(2) of the General Corporation Law of the State of Delaware, designate one or more committees consisting of directors to have and exercise such authority, powers and duties of the Board in the management of the business and affairs of the Corporation as the resolution of the Board creating such committee may specify and as is otherwise permitted by law. Subject to the rules and regulations of the New York Stock Exchange, or any other national securities exchange on which the Corporation's securities may be listed or any automated inter-dealer quotation system on which the Corporation's securities may be quoted, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Subject to the rules and regulations of the New York Stock Exchange, or any other national securities exchange on which the Corporation's securities may be listed or any automated inter-dealer quotation system on which the Corporation's securities may be quoted, in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.

ARTICLE III

OFFICERS AND EMPLOYEES

Section 3.01        Executive Officers.  The Executive Officers of the Corporation shall be the President, a Secretary, and a Chief Financial Officer, and may include a Chairman of the Board, a Chief Operating Officer, a Chief Administrative Officer and one or more Vice Presidents as the Board of Directors may from time to time determine, all of whom shall be elected by the Board of Directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article III. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors or any committee thereof may from time to time elect, or the Chairman of the Board or President may appoint, such other officers (including one or more Chief Operating Officers, one or more Chief Administrative Officers, one or more Executive Vice Presidents or Senior Vice Presidents and one or more Vice Presidents, Assistant Vice Presidents and Assistant Secretaries) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board of Directors or such committee or by the Chairman of the Board or the President, as the case may be. Any two or more offices may be held by the same person. Each Executive Officer shall hold office until the next succeeding annual meeting of the Board of Directors and thereafter until his successor is duly elected and qualifies, or until his earlier death, resignation or removal.

Section 3.02        Additional Officers; Other Agents and Employees.  The Board of Directors may from time to time appoint or hire such additional officers (including a Treasurer and Assistant Treasurer), assistant officers, agents, employees and independent contractors as the Board deems advisable; and the Board or the President shall prescribe their duties, conditions of employment and compensation. Subject to the power of the Board of Directors, the President may employ from time to time such other agents, employees, and independent contractors as he may deem advisable for the prompt and orderly transaction of the business of the Corporation, and he may prescribe their duties and the conditions of their employment, fix their compensation and dismiss them, without prejudice to their contract rights, if any.

Section 3.03        The Chairman.  If there shall be a Chairman of the Board, he shall be elected from among the directors, shall preside at all meetings of the stockholders and of the Board, and shall have such other powers and duties as from time to time may be prescribed by the Board. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his or her office which may be required by law and all such other duties as are properly required of him or her by the Board of Directors. The Chairman of the Board may also serve as President of the Corporation, if so elected by the Board of Directors.

Section 3.04        The President.  The President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general policy supervision of and general management and executive powers over all the property, business, operations and affairs of the Corporation, and shall see that the policies and programs adopted or approved by the Board are carried out. The President shall exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors.

Section 3.05        Chief Operating Officer. Each Chief Operating Officer shall have such powers and perform such duties as may be assigned to such Chief Operating Officer by the Board of Directors or the President.

Section 3.06        Executive Vice President. Each Executive Vice President shall have such powers and perform such duties as may be assigned to such Executive Vice President by the Board of Directors or the President.

Section 3.07        Senior Vice President. Each Senior Vice President shall have such powers and perform such duties as may be assigned to such Senior Vice President by the Board of Directors or the President.

Section 3.08        Chief Financial Officer. The Chief Financial Officer shall:

(A)         be responsible for the accounts and other financial records of the Corporation consistent with directions of the Board of Directors or any committee of the Board of Directors assigned duties related thereto; be the custodian of the official corporate financial records;

(B)         prescribe the Corporation’s accounting practices and procedures in accordance with Generally Accepted Accounting Principles (GAAP) and the directions of the Board of Directors or any committee of the Board of Directors assigned duties related thereto;

(C)         prepare, analyze and interpret the Corporation’s financial results for use in the decision-making process; prepare and file external financial reports to satisfy shareholders, government regulatory bodies, financial institutions, and others;

(D)         verify or cause to be verified the accuracy of all financial statements and accounting reports issued by the Corporation;

(E)         oversee the investment of corporate funds; have primary contact with banks, investment bankers and investor groups to raise capital as directed by the Board of Directors or the President; and

(F)         perform such other duties as may be assigned to him or her by the Board of Directors or the President.

Section 3.09        Chief Administrative Officer.  Each Chief Administrative Officer shall have such powers and perform such duties as may be assigned to such Chief Administrative Officer by the Board of Directors or the President.

Section 3.10        The Vice Presidents.  The Vice Presidents may be given by resolution of the Board of Directors general executive powers, subject to the control of the President, concerning one or more or all segments of the operations of the Corporation. The Vice Presidents shall exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors or by the President. At the request of the President or in his absence or disability, the Senior Vice President shall exercise all the powers and duties of the President.

Section 3.11        The Secretary and Assistant Secretaries.  It shall be the duty of the Secretary (a) to keep or cause to be kept an original or duplicate record of the proceedings of the stockholders and the Board of Directors, and a copy of the Certificate of Incorporation of the Corporation and of these By-Laws; (b) to attend to the giving of notices of the Corporation as may be required by law or these By-Laws; (c) to be custodian of the corporate records and of the seal of the Corporation and see that the seal is affixed to such documents as may be necessary or advisable; (d) to have charge of the stock books of the Corporation, and a share register, giving the names of the stockholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the date of cancellation of every certificate surrendered for cancellation; and (e) to exercise all powers and duties incident to the office of Secretary, and such other powers and duties as may be prescribed by the Board of Directors or by the President from time to time. The Secretary by virtue of his office shall be an Assistant Treasurer. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be assigned to them by the Board of Directors, the President or the Secretary. As the direction of the Secretary or in his absence or disability, an Assistant Secretary shall perform the duties of the Secretary.

Section 3.12        The Treasurer and Assistant Treasurers.  The Treasurer shall have custody of all the funds and securities of the Corporation. He shall collect all moneys due the Corporation and deposit such moneys to the credit of the Corporation in such banks, trust companies, or other depositories as may have been duly designated by the Board of Directors. He shall endorse for collection on behalf of the Corporation, checks, notes, drafts and other documents, and may sign and deliver receipts, vouchers and releases of liens evidencing payments made to the Corporation. Subject to Section 5.01 of these By-Laws, he shall cause to be disbursed the funds of the Corporation by payment in cash or by checks or drafts upon the authorized depositories of the Corporation. He shall have charge of the books and accounts of the Corporation. He shall perform all acts incident to the office of Treasurer and such other duties as may be assigned to him by the Board of Directors. The Treasurer by virtue of his office shall be an Assistant Secretary. The Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall also exercise such further powers and duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer. At the direction of the Treasurer or in his absence or disability, an Assistant Treasurer shall perform the duties of the Treasurer.

Section 3.13        Vacancies.  Vacancy in any office or position by reason of death, resignation, removal, disqualification, disability or other cause, shall be filled in the manner provided in this Article III for regular election or appointment to such office.

Section 3.14        Delegation of Duties.  The Board of Directors may in its discretion delegate for the time being the powers and duties, or any of them, of any officer to any other person whom it may select.

ARTICLE IV

SHARES OF CAPITAL STOCK

Section 4.01        Share Certificates.  The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued.  Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe.  Every share certificate shall be signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. The signatures of such officers may be by facsimile.  Each such certificate shall set forth the name of the registered holder thereof, the number and class of shares and the designation of the series, if any, which the certificate represents.  The Board of Directors may, if it so determines, direct that certificates for shares of stock of the Corporation be signed by a transfer agent or registered by a registrar or both, in which case such certificates shall not be valid until so signed or registered.

In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been used on, any certificate for shares of stock of the Corporation shall cease to be such officer, whether because of death, resignation, removal or otherwise, before such certificate shall have been delivered by the Corporation, such certificate shall nevertheless be deemed to have been adopted by the Corporation and may be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Certificate of Incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the Corporation.

Section 4.02        Transfer of Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.  Upon the surrender of any certificate for transfer of stock, such certificate shall be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.  If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

Section 4.03        Transfer Agents and Registrars.  The Board of Directors may appoint any one or more qualified banks, trust companies or other corporations organized under any law of any state of the United States or under the laws of the United States as agent or agents for the Corporation in the transfer of the stock of the Corporations and likewise may appoint any one or more such qualified banks, trust companies or other corporations as registrar or registrars of the stock of the Corporation and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

Section 4.04        Lost, Stolen, Destroyed or Mutilated Certificates.  In case of loss, destruction or mutilation of a share certificate, the Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may from time to time determine.

Section 4.05        Regulations Relating to Shares.  The Board of Directors shall have power and authority to make such rules and regulations not inconsistent with these By-Laws or with law as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation.

Section 4.06        Holders of Record.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder and owner in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Delaware.

Section 4.07     Fixing of Record Date.

(A)  The Board of Directors may fix a time, not less than 10 or more than 60 days prior to the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. If no record date is fixed by the Board of Directors, the record date for the determination of the stockholders entitled to notice of, and to vote at, any such meetings, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, shall, with respect to any meeting of stockholders, be at the close of business on the day preceding the day on which notice is given, or if notice is waived, at the close of business on the day preceding the day on which the meeting is held or shall , with respect to any dividend, allotment of rights or exercise of rights in respect of any change, conversion or exchange of capital stock, be the date of adoption by the Board of a resolution approving such matters.

(B)  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded, to the attention of the Secretary of the Corporation. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE V

LOANS, NOTES, CHECKS, CONTRACTS AND OTHER INSTRUMENTS

Section 5.01        Notes, Checks, etc.  All notes, drafts, acceptance, checks, endorsements (other than for deposit) and all evidences of indebtedness of the Corporation whatsoever shall be signed by the President, or shall be signed by such officers or agents and shall be subject to such requirements as to countersignature or other conditions as the Board of Directors from time to time may designate. Facsimile signatures on checks may be used unless prohibited by the Board of Directors.

Section 5.02        Execution of Instruments Generally.  Except as provided in Section 5.01 of this Article V, all contracts and other instruments requiring execution by the Corporation may be executed and delivered by the President, any Vice President or the Treasurer, and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.

Section 5.03        Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by the Board of Directors, the President may from time to time appoint an attorney or attorneys or an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, may instruct the person or persons so appointed as to the manner of exercising such powers and rights and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise all such written proxies or other instruments as he may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

ARTICLE VI

GENERAL PROVISION

Section 6.01        Offices.  The registered office of the Corporation in the State of Delaware shall be at 2711 Centerville Road, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company. The Corporation may have other offices, within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 6.02        Corporate Seal.  The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation. Such seal may be used by causing it or a facsimile or reproduction thereof to be affixed to or placed upon the document to be sealed.

Section 6.03        Fiscal Year.  Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

ARTICLE VII

VALIDATION OF CERTAIN CONTRACTS

Section 7.01        No contract or other transaction between the Corporation and another person shall be invalidated or otherwise adversely affected by the fact that any one or more stockholders, directors or officers of the Corporation:

(A) is pecuniarily or otherwise interested in, or is a stockholder, director, officer, or member of, such other person, or

(B) is a party to, or is in any other way pecuniarily or otherwise interested in, the contract or other transaction, or

(C) is in any way connected with any person pecuniarily or otherwise interested in such contract or other transaction, provided the fact of such interest shall be disclosed or known to the Board of Directors or the stockholders, as the case may be, and in any action of the stockholders or of the Board authorizing or approving any such contract or other transaction, any and every stockholder or director may be counted in determining the existence of a quorum with like force and effect as though he were not so interested, or were not such a stockholder, director, member or officer, or were not such a party, or were not so connected. Such director, stockholder or officer shall not be liable to account to the Corporation for any profit realized by him from or through any such contract or transaction approved or authorized as aforesaid. As used herein, the term "person" includes a corporation, partnership, firm, association or other legal entity.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 8.01        Indemnification.  Directors and officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of their service to the Corporation or to another organization at the request of the Corporation. Persons who are not directors or officers of the Corporation, including each person who at the request of the Corporation has served as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (individually, including directors or officers of the Corporation, an "Indemnified Person" and collectively, the "Indemnified Persons") may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any Indemnified Person against any liability asserted against him and incurred by him in respect of such service whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to Indemnified Persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other persons referred to in this Article VIII.

Section 8.02        Payment of Indemnification.  Expenses (including attorneys' fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VIII. Such expenses (including attorneys' fees) incurred by Indemnified Persons may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 8.03        Exclusivity.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation of the Corporation, these By-Laws or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Article VIII but whom the Corporation has the power or obligation to indemnify under applicable law, or otherwise.

ARTICLE IX

AMENDMENTS

Section 9.01   These By-Laws may be amended, altered and repealed, and new By-Laws may be adopted, by the stockholders or the Board of Directors of the Corporation at any regular or special meeting, except that Sections 2.01, 2.10, 2.11 and this Section 9.01 may only be amended by the vote of stockholders entitled to cast at least 75% of the vote which all stockholders are then entitled to cast with respect to such amendment. No provision of these By-Laws shall vest any property or contract right in any stockholder.

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